U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2599251
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

471 McLaws Circle, Suite A Williamsburg, Virginia	23185
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-221048
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be Registered

Common Stock, par value $0.0001 per share

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, par value $0.0001 per share (the “Common Stock”) of Tempus Applied Solutions Holdings, Inc. (the “Company”). The descriptions of the Common Stock contained in the sections entitled “Description of Securities – Common Stock” in the prospectus included in the Registration Statement on Form S-1 (File No. 333- 221048) filed by the Company with the Securities and Exchange Commission on October 20, 2017, as amended (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Tempus Applied Solutions Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the registrant on August 6, 2015)

3.2	Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the registrant on August 6, 2015)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Dated: February 7, 2018	By:	/s/ Johan A. Bergendorff
Johan A. Bergendorff
Chief Financial Officer

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